FOR IMMEDIATE RELEASE

Vera Whole Health, Inc. Completes Acquisition of Castlight Health, Inc.
SEATTLE, WA - Feb. 17, 2022 - Vera Whole Health, Inc. (“Vera”) announced today that it has successfully completed its previously announced acquisition of Castlight Health, Inc. (“Castlight”) at a price of $2.05 per share, net to the seller, in cash, without interest and subject to any required tax withholdings. Funds advised by Clayton, Dubilier & Rice, LLC (“CD&R”) are the majority equity holders of Vera.
With the completion of the acquisition, Castlight’s stock will cease trading on the New York Stock Exchange and Castlight will no longer be listed on any public market.
William Blair served as exclusive financial advisor to Castlight, and Fenwick & West LLP served as legal advisor to Castlight. Kirkland & Ellis LLP served as legal advisor to Vera.

About Vera
Vera Whole Health is leading the critical shift to value-based care across the United States. Vera is the only care model with the capability to deliver whole system health to a diverse patient population from a single care center. The Vera model is uniquely designed to help people achieve optimum social, psychological, and physical well-being - an outcome that’s neither probable nor affordable within the current sick-care system.
About Castlight Health
Castlight is on a mission to make it as easy as humanly possible for people to navigate the healthcare system and live happier, healthier, more productive lives. As a leader in healthcare navigation, we provide a world-class digital platform with a team of clinical and benefits experts to help members easily connect and engage with the right programs and care, at the right time. Castlight partners with Fortune 500 companies and health plans to transform employee and member benefits into one comprehensive health and wellbeing experience to deliver better health outcomes and maximize returns on healthcare investments.
About Clayton, Dubilier & Rice
Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses. The Firm’s core industries for investment are healthcare, consumer/retail, technology/business services, and industrials. Since inception, CD&R has managed the investment of more than $40 billion in over 100 companies with an aggregate transaction value of more than $175 billion. The Firm has offices in New York and London.
Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” relating to the acquisition of Castlight by Vera. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should”, “predict”, “goal”, “strategy”, “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. Vera and Castlight have based these forward-looking statements on current expectations and projections about future events and trends that they believe may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Vera and Castlight. Forward-looking statements are subject to significant known and unknown risks and uncertainties that may cause actual results, performance or achievements in future periods to differ materially from those assumed, projected or contemplated in the forward-looking statements, including, but not limited to, the following factors: the potential effects of the acquisition on Castlight, the participation of third parties in the consummation of the transaction and the combined company, the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; and other risks and uncertainties, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Castlight’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are on file with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov. The information contained in this document is provided only as of the date hereof, and no party undertakes any obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.